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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                          July 11, 1996
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        Date of Report (Date of earliest event reported)



                  Independent Bankshares, Inc.
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     (Exact name of Registrant as specified in its charter)



Texas                         0-10196        75-1717279
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(State or Other Jurisdiction  (Commission    (IRS Employer
of Incorporation)             File Number)   Identification No.)

          547 Chestnut Street
          P. O. Box 3296
          Abilene, Texas                     79604
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(Address of principal executive offices)     (Zip Code)


                         (915) 677-5550
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      (Registrant's telephone number, including area code)



                         Not Applicable
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  (Former name or former address, if changed since last report)


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ITEM 5.   Other Events

     On July 11, 1996, Independent Bankshares, Inc. (the "Company") entered into a definitive agreement ("Agreement") to acquire all of the issued and outstanding capital stock of Crown Park Bancshares, Inc. ("Crown Park") in a cash transaction for approximately $7,425,000, and to merge Crown Park's subsidiary bank, Western National Bank, Lubbock, Texas ("Western National"), with First State Bank, N.A., Abilene, Texas ("First State"), a subsidiary bank of the Company.

     As of March 31, 1996, Western National had total assets of
$56,939,000, total loans, net of unearned income, of $32,934,000, total deposits of $51,463,000 and stockholder's equity of $5,223,000.

     Consummation of the acquisition is subject to, among other things, regulatory approvals, Crown Park shareholders' approvals and other customary conditions. If the approvals are received and the conditions satisfied, the transaction is expected to be consummated during the fourth quarter of 1996, at which time Western National will become a branch of First State.

     No material relationship exists between Crown Park and the Company or any of its affiliates, any directors or officers of the Company, or any associate of any such director or officer.

     The above summary is qualified in its entirety by reference to the Agreement and Plan of Reorganization, which is included in this Current Report on Form 8-K as Exhibit 1.1.

ITEM 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (c)  Exhibits

          Exhibit No.         Document Description

          1.1 Agreement and Plan of Reorganization dated July 11, 1996, between the Company and Crown Park, Agreement and Plan of Merger dated July 11, 1996, between Western National and First State, Idemnity Agreement dated July 11, 1996, in favor of the Company.

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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INDEPENDENT BANKSHARES, INC.



Date:  July 23, 1996          By:  /s/ Randal N. Crosswhite
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                                   Randal N. Crosswhite, Senior
                                   Vice President and Chief
                                   Financial Officer